SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 3, 2011
Date of Report (Date of earliest event reported)

    Marine Drive Mobile Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53502	68-0676667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1278 Indiana #301, San Francisco, California 94107
(Address of Principal Executive Offices)

                                              (415) 839-1055
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of Marine Drive Mobile Corp. (the “Company”) filed October 6, 2011 (the “Original Report”).  The Original Report was filed to report the completion of the Company’s acquisition of I Like A Deal, LLC, a Nevada limited liability company (“ILAD”).  In response to parts (a) and (b) of Item 9.01 of the Original Report, the Company stated that it would file the required financial information by amendment, as permitted by Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K.  The Company hereby amends the Original Report in order to provide the required financial information.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)           Financial Statements of the Business Acquired

The audited balance sheets of ILAD as of September 30, 2011 and 2010, and the audited statements of operations, members' capital, and cash flows for the year ended September 30, 2011, for the period March 10, 2010 (date of inception) to September 30, 2010, and for the period March 10, 2010 (date of inception) to September 30, 2011, are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

                (b)           Pro Forma Financial Information

The unaudited pro forma balance sheet of the Company as of September 30, 2011 and the unaudited pro forma statement of operations for the period from March 10, 2010 to September 30, 2010 and October 1, 2010 to September 30, 2011, giving effect to the acquisition of ILAD, are filed herewith as Exhibit 99.2 and are incorporated herein by reference.

               (d)           Exhibits

Exhibit No.	Description
99.1	Audited Financial Statements of I Like A Deal, LLC.
99.2	The unaudited pro forma financial statements of Marine Drive Mobile Corp., giving effect to the acquisition of I Like A Deal, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marine Drive Mobile Corp.

Date: December 16, 2011	By:	/s/J. Colin Macdonald
Name: J. Colin Macdonald
Title: President